RESTATED ARTICLES OF INCORPORATION

                                       OF

                            WEST BANCORPORATION, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

         Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following restated articles of incorporation:

                                    ARTICLE I

         The name of the corporation is West Bancorporation, Inc.

                                   ARTICLE II

         The corporation's existence shall be perpetual unless sooner dissolved by a two-thirds vote of the shareholders at any annual meeting or at a special meeting called for that purpose or by unanimous consent as provided by law.

                                   ARTICLE III

         The purpose which the corporation is authorized to pursue is and includes the transaction of any and all lawful businesses for which corporations may be incorporated under the Iowa Business Corporation Act, Iowa Code Chapter 490, as amended.

                                   ARTICLE IV

         The aggregate number of shares of stock which the corporation shall have authority to issue is fifty million (50,000,000) shares, all of which shares shall be of one class of common stock with no par value per share.

                                    ARTICLE V

         A. A director of the corporation shall not be personally liable to the corporation, or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or (vi) under Section 490.833 of the Iowa Business Corporation Act.

         If the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

         Any repeal or modification of this Article V by the shareholders of the corporation shall not adversely affect any right of protection of a director of the corporation existing at the time of such repeal or modification.

         B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative (hereinafter "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, (a) is or was a director or officer of the corporation, or (b) is or was serving (at such time as he or she is or was a director or officer of the corporation) at the request of the corporation as a director, officer, partner, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, trustee, administrator, employee or agent or in any other capacity while serving as director, officer, partner, trustee, administrator, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be such a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, (a) except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation , (b) except in the case of a proceeding brought by or in the right of the corporation, any such indemnification shall be limited as provided in the Iowa Business Corporation Act, and (c) except that no such indemnification shall be provided to any director or officer, as applicable, for any proceedings wherein it shall ultimately be determined by final judicial decision that such director or officer is liable (i) for a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for a transaction from which the director derives an improper personal benefit, or
(iv) under Section 490.833 of the Iowa Business Corporation Act. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceedings in advance of its final disposition; provided, however, that if the Iowa Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation service to an employee benefit plan) in advance of the final disposition of proceedings, shall be made only upon delivery to the corporation of the written affirmation of the good faith belief of such director or officer that he or she has met the standard of conduct necessary for indemnification, and an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by the final judicial decision that such director or officer is not entitled to be indemnified under this Section B or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to other employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (2) If a claim under paragraph 1 of this Section B is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required affirmation and undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other rights which any person may have or thereafter acquire under a provision of the Articles of Incorporation, as amended, by-laws, agreements, vote of shareholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding the office. The corporation may enter into separate written agreement with directors, officers, employees and agents of the corporation and of other enterprises, which agreements expressly provide for indemnification and reimbursement of such persons to the fullest extent now or hereafter permitted by this Article V or applicable law.

         (4) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.

                                            WEST BANCORPORATION, INC.


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                                            Signature

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